016570| 003590|127C|RESTRICTED||4|057-423

COMMON STOCK
STATED VALUE $1.00

German American Bancorp, Inc.
Strong Ties. Strong Solutions.

COMMON STOCK
THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND NEW YORK, NY

Certificate Number
ZQ 000000

Shares
600620****
600620**
****600620****
*****600620***
******600620**

GERMAN AMERICAN BANCORP, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF INDIANA

THIS CERTIFIES THAT MR. SAMPLE & MRS. SAMPLE & MR. SAMPLE & MRS. SAMPLE

CUSIP 373865 10 4
SEE REVERSE FOR CERTAIN DEFINITIONS

is the owner of * * * SIX HUNDRED THOUSAND SIX HUNDRED AND TWENTY* * *

(FULLY PAID AND NONASSESSABLE SHARES) OF THE STATED VALUE $1.00 EACH OF THE CAPITAL STOCK OF

German American Bancorp, Inc. transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and sealed with the facsimile seal of the Corporation.

President and Chief Executive Officer

Secretary

GERMAN AMERICAN BANCORP, INC. CORPORATE SEAL JASPER, INDIANA

DATED <<Month Day, Year>>

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

By ____________________
AUTHORIZED SIGNATURE

SECURITY INSTRUCTIONS ON REVERSE

1234567

German American Bancorp, Inc.
Strong Ties. Strong Solutions.

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4

CUSIP			XXXXXX XX X
Holder ID			XXXXXXXXXX
Insurance Value			1,000,000.00
Number of Shares			123456
DTC	12345678		123456789012345
Certificate Numbers	**Num/No.**	**Denom.**	**Total**
1234567890/1234567890	1	1	1
1234567890/1234567890	2	2	2
1234567890/1234567890	3	3	3
1234567890/1234567890	4	4	4
1234567890/1234567890	5	5	5
1234567890/1234567890	6	6	6
Total Transaction			7